Exhibit 10.9
RESTRICTED STOCK AGREEMENT
(Jack M. Antonini)
     This Restricted Stock Agreement (this “Agreement”) is made as of the 4th day of February, 2004 (the “Execution Date”) by and between Cardtronics, Inc., a Delaware corporation (the “Company”), and Jack M. Antonini (“Employee”).
RECITALS:
     WHEREAS, the Company and Employee have heretofore entered into a Restricted Stock Agreement dated January 20, 2003 (the “Original Agreement”) pursuant to which Employee purchased from the Company 80,000 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at a price of $11.76 per share; and
     WHEREAS, effective as of the Execution Date, the Company and Employee desire to amend and restate the Original Agreement in its entirety to reflect certain changes to the initial arrangement that have been agreed to by the Company and Employee;
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree that the Original Agreement shall be and hereby is restated in its entirety into this Agreement, effective as of the Execution Date, and the Company and Employee further agree as follows:
AGREEMENTS:
     1. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings indicated below:
     “Acceleration Event” means any of the following: (a) the occurrence of an event that constitutes a Change in Control; (b) the occurrence of a Sale of the Company Transaction prior to the date of an IPO; or (c) the termination of the Employee’s employment with the Company for any reason that does not constitute a Repurchase Event (including, without limitation, the termination of the Employee’s employment with the Company (A) by the Company without Cause, (B) by the Employee for Good Reason, or (C) by reason of the Employee’s death or Disability).
     “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract or otherwise.
     “Board” means the Board of Directors of the Company.

     “Cause” shall have the meaning assigned to such term in the Employment Agreement.
     “Change in Control” means:
     (a) prior to the date of an IPO, any transaction or event pursuant to which the Summit Investors cease to collectively own 50% or more of the number of shares of Common Stock that they own on the Execution Date; and
     (b) from and after the date of an IPO, (A) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (i) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (ii) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (B) the dissolution or liquidation of the Company, (C) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (other than the Summit Investors) acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (i) if the Company has not engaged in a merger or consolidation, the Company, or (ii) if the Company has engaged in a merger or consolidation, the resulting entity, or (D) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of this subparagraph (b), (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.
Notwithstanding the foregoing, in no event shall an IPO constitute a Change in Control.
     “Disability” means Employee’s disability entitling Employee to benefits under the long-term disability plan maintained by the Company or an Affiliate; provided, however, that if Employee is not eligible to participate in such plan, then Employee shall be considered to have incurred a “Disability” if and when the Board determines that Employee is permanently and totally unable to perform his duties for the Company or any Affiliate as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Board.

     “Earned Shares” means any Restricted Shares as to which the Company’s Repurchase Right under Section 4(b) has lapsed in accordance with Section 4(c).
     “Employment Agreement” means that certain Employment Agreement between the Company and Employee dated January 20, 2003, as the same has been or may be amended or restated from time to time.
     “Good Reason” means a termination of Employee’s employment with the Company by reason of Employee’s resignation within 180 days after the date Employee’s duties and responsibilities under the Employment Agreement are materially reduced.
     “Investors Agreement” means that certain Investors Agreement dated as of June 4, 2001, among the Company and certain of its stockholders, as the same has been or may be amended or restated from time to time.
     “IPO” means the initial sale of any class of common stock of the Company pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any successor forms).
     “Repurchase Event” means the termination of Employee’s employment with the Company (a) by the Company for Cause or (b) by the Employee without Good Reason.
     “Restricted Shares” means 80,000 shares of Common Stock, except for such shares that have become Earned Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
In addition, the terms “Common Stock Equivalent,” “Permitted Transfer,” “Sale of the Company Transaction,” and “Summit Investors” shall have the meanings assigned to such terms in the Investors Agreement.
     2. Purchase and Sale. On January 20, 2003, and subject to the terms of the Original Agreement, the Company sold to Employee, and Employee purchased from the Company, the Restricted Shares for a total purchase price equal to $940,800.00, which purchase price was paid by Employee’s delivery of a partially recourse promissory note in the original principal amount of $940,800.00 (the “Note”). The Note is secured by Employee’s pledge of the Restricted Shares and the Earned Shares pursuant to a pledge agreement dated January 20, 2003, executed by Employee in favor of the Company (the “Pledge Agreement”). The parties hereby acknowledge and confirm that the Note is recourse to Employee only to the extent of (a) 50% of the then outstanding principal balance and (b) 100% of all accrued interest thereon. Although this Agreement constitutes an amendment and restatement of the Original Agreement, the parties acknowledge and agree that the rights and benefits provided for in the Note and the Pledge Agreement are not affected by this Agreement.

     3. Effect on Employment Agreement. The purchase of the Restricted Shares pursuant to the terms of the Original Agreement (as amended and restated by this Agreement) constituted the purchase of the 80,000 shares of Common Stock that Employee was entitled to purchase pursuant to the terms of the Employment Agreement. In the event of any conflict between the terms of this Agreement and the Employment Agreement with respect to the purchase of such shares, the terms of this Agreement shall govern and control.
     4. Restricted Shares. The Restricted Shares and, to the extent specified, the Earned Shares have been accepted by Employee subject to the following:
     (a) Transfer Restrictions. Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Notwithstanding the foregoing, the Company has consented to Employee’s pledge of all of the Restricted Shares and Earned Shares to the Company pursuant to the Pledge Agreement. Pursuant to the Pledge Agreement, Employee has pledged the Restricted Shares and the Earned Shares to secure Employee’s obligations under the Note. Any Restricted Shares sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of in breach of the foregoing shall automatically be subject to the Repurchase Right as if such event constituted a Repurchase Event; provided, however, that notice to Employee of the Company’s exercise of the Repurchase Right shall not be due prior to the date that is 60 days after the date upon which Employee provides written notice to the Company of such event. Notwithstanding the foregoing, prior to the date of an IPO, Employee may transfer Earned Shares pursuant to a Permitted Transfer, and from and after the date of an IPO, Employee may transfer Earned Shares to the extent not restricted by applicable law or contract; provided, however, that if any portion of the Note remains outstanding on the date of any such transfer, then Employee must make a payment on the Note in an amount equal to (i) the outstanding principal and accrued, unpaid interest on the Note as of the date of such transfer, multiplied by (ii) a fraction, the numerator of which is the number of Earned Shares subject to such transfer, and the denominator of which is the total number of Restricted Shares and Earned Shares then pledged as security for the Note under the Pledge Agreement (including the Earned Shares subject to such transfer).
     (b) Company’s Repurchase Right. Upon the occurrence of a Repurchase Event, the Company shall have the right (the “Repurchase Right”), but not the obligation, to purchase from Employee any and all of the Restricted Shares for a purchase price equal to $11.76 per share subject to adjustments by the Board for stock splits, reverse stock splits and recapitalizations (as so adjusted, the “Repurchase Price”). If the Company desires to exercise the Repurchase Right, it must do so by delivering a written notice (the “Repurchase Notice”) to Employee within 60 days of the date upon which the Repurchase Event occurs and such notice must specify (i) the number of Restricted Shares the Company elects to repurchase and (ii) a closing date (which shall be within 30 days after the date the Repurchase Notice is given). The Repurchase Price shall be paid in cash at the closing; provided, at the Company’s election, the Repurchase Price may be satisfied, in whole or in part, by a dollar for dollar reduction of the outstanding amount of principal and accrued, unpaid interest on the Note. If the Company does not deliver the Repurchase Notice to Employee within 60 days after the date upon which a Repurchase

Event occurs, then the Repurchase Right shall lapse upon the expiration of such 60-day period. Further, if the Company elects in the Repurchase Notice to exercise the Repurchase Right with respect to less than all of the Restricted Shares then subject to the Repurchase Right, then the Repurchase Right shall lapse as to the number of Restricted Shares with respect to which the Company elected not to exercise the Repurchase Right.
     (c) Lapse of Repurchase Right. Provided that Employee has been continuously employed by the Company from January 20, 2003, through the lapse date set forth in the following schedule, the Repurchase Right shall lapse with respect to a number of the Restricted Shares determined in accordance with the following schedule:

Number of Restricted
Shares as to Which
Lapse Date	Repurchase Right Lapses
February 4, 2004	20,000
The earlier of January 20, 2005, or the date of an IPO	20,000
January 20, 2006	20,000
January 20, 2007	20,000
Notwithstanding the foregoing schedule, except to the extent previously repurchased under Section 4(b), the Repurchase Right shall lapse as to all of the Restricted Shares then subject to the Repurchase Right upon the occurrence of an Acceleration Event. In addition, the Repurchase Right shall lapse as provided in the last two sentences of Section 4(b).
     (d) Adoption of Investors Agreement. Employee has previously executed an adoption agreement agreeing to be bound by the terms and conditions of the Investors Agreement. By reason of the adoption agreement, Employee has become a “Securityholder” as such term is used in the Investors Agreement, and the Restricted Shares and the Earned Shares shall be bound by the terms of the Investors Agreement. Employee shall remain a “Securityholder” under the Investors Agreement until the terms of the Investors Agreement provide otherwise. Employee acknowledges that the Investors Agreement contains, among other things, transfer restrictions that are not discharged by the lapse of the Repurchase Right. Upon the termination of Employee’s employment with the Company, the provisions of Section 8 of Exhibit B to the Investors Agreement shall apply with respect to the Earned Shares, but such provisions shall be superseded by the Repurchase Right set forth in this Agreement with respect to the Restricted Shares as of the date of such termination of employment.
     (e) Certificates. A certificate evidencing the Restricted Shares, in the form determined by the Board, has heretofore been issued by the Company in Employee’s name, pursuant to which Employee has all of the rights of a common stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock and shares issued pursuant to stock splits or recapitalizations shall be subject to the Company’s Repurchase Right under Section 4(b) to the same extent as the Restricted Shares in respect of which such new shares are issued). The certificate evidencing any Restricted Shares shall held by the Secretary of the Company or such other depository as may be designated by the Board as a depository for safekeeping until the later of (i) the date the Note has been paid in full and all obligations of Employee thereunder have been satisfied and (ii) the date such shares become Earned Shares by reason of the lapse of the Repurchase Right. Upon the occurrence of the later of the preceding two events, the Company shall deliver to Employee a stock certificate evidencing the ownership of the Earned Shares, which certificate shall be in Employee’s name, delivered to Employee and unlegended (except for any legend required by applicable law or by the Board to reflect that the shares are subject to the terms of the Investors Agreement). Employee has delivered to the Company a stock power, endorsed in blank, relating to the Restricted Shares and the Earned Shares.
     (f) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions in Section 4(a) shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the transfer restrictions and Repurchase Right to the same extent as the Restricted Shares exchanged therefore and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     5. Taxation; §83(b) Election.
     (a) To the extent that the receipt of the Restricted Shares, the lapse of the Repurchase Right, or the amendment and restatement of the Original Agreement into the form of this Agreement results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such receipt, lapse or restatement, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if Employee fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Earned Shares distributable to Employee under this Agreement) then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income or wages. Within 30 days after the Execution Date, Employee shall make an election authorized by section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares for which the Repurchase Right has not expired on or before the Execution Date, and Employee shall submit to the Company a copy of the statement filed by Employee to make such election. As soon as administratively feasible after the Company’s receipt of a copy of such statement, the Company or an Affiliate shall pay a special, one-time bonus to Employee in the amount of $946,151.00 (subject to applicable tax withholding and other payroll deductions).

     (b) Employee acknowledges and agrees that he is not relying upon any written or oral statement or representation of the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents regarding the tax effects associated with the Restricted Shares, the Earned Shares, the Note, the Pledge Agreement, and the amendment and restatement of the Original Agreement into the form of this Agreement. Employee acknowledges and agrees that (i) in deciding to enter into the Original Agreement, the Note, and the Pledge Agreement, Employee relied on his own judgment and the judgment of the professionals of his choice with whom he has consulted, and (ii) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted.
     6. Disposition Rights vis-à-vis Summit Investors. In addition to the “Tag-Along”, “Drag-Along”, “Piggyback” and “Demand Registration” rights set forth in the Investors Agreement, if at any time any of the Summit Investors sell and convey Common Stock or Common Stock Equivalents such that a Change in Control will occur, then Employee will have the additional rights described in this Section 6; provided, however, that the additional rights described in this Section 6 shall in no event be applicable from and after the date of an IPO or with respect to any sale of Common Stock by the Summit Investors in connection with an IPO. Such rights shall be as described in Section 4 of Exhibit B of the Investors Agreement; provided, however, that (a) the exclusions set forth in Section 4(a) of Exhibit B of the Investors Agreement shall not apply, and (b) in lieu of determining the number of shares that Employee may include in such sale under Section 4(c) of Exhibit B of the Investors Agreement, such number shall equal the product (rounded to the nearest whole share) of (i) the aggregate number of Restricted Shares and Earned Shares and (ii) a fraction, the numerator of which is the total number of shares being sold by the Summit Investors in connection with such Change in Control, and the denominator of which is the total number of shares owned by the Summit Investors immediately prior to such Change in Control. To the maximum extent possible, all shares that Employee may tender in any sale permitted under either the Investors Agreement or this Agreement shall be Earned Shares. To the extent that any of Employee’s shares included in any such sale are Restricted Shares, then those shares shall be taken proportionately from each of the scheduled lapse dates identified in the schedule set forth in Section 4(c). For example, if on March 1, 2004, the Summit Investors sell 60% of their shares in the Company, then Employee may sell 48,000 shares. The first 20,000 of such shares shall be Earned Shares. The balance of the shares (28,000) shall be taken equally from each of the three remaining scheduled lapse dates (i.e. 9,334 from the Restricted Shares as to which the Repurchase Right will lapse on the earlier of January 20, 2005 or the date of an IPO, 9,333 from the Restricted Shares as to which the Repurchase Right will lapse on January 20, 2006, and 9,333 from the Restricted Shares as to which the Repurchase Right will lapse on January 20, 2007).
     7. Status of Stock.
     (a) Employee understands that at the time of the execution of this Agreement the Restricted Shares have not been registered under the Securities Act or any state securities law, and that the Company does not currently intend to effect any such registration. If requested to do so by the Company, Employee will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     (b) Employee agrees that the Restricted Shares are being acquired by Employee for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Employee also agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
     (c) In addition, Employee agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to reflect the Repurchase Right and to assure compliance with this Agreement, the Investors Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of this Agreement, the Investors Agreement or any applicable securities law and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     8. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or any Affiliate. Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time the entity or other organization that employs Employee ceases to be an Affiliate. Nothing in the sale or issuance of the Restricted Shares pursuant to the Original Agreement and nothing in this Agreement shall confer upon Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Any question as to whether and when there has been a termination of Employee’s employment, and the cause of such termination, shall be determined by the Board and its determination shall be final.
     9. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company to:	Cardtronics, Inc. 3110 Hayes Rd., Suite 300 Houston, Texas 77082 Attention: General Counsel

with a copy to:

The CapStreet Group, LLC 600 Travis Street, Suite 6110 Houston, Texas 77002 Attention: Mr. Fred Lummis

If to Employee to:	The address set forth on the signature page hereto.
or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
     10. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Further, Employee acknowledges and agrees that the rights and benefits provided for in this Agreement are in full substitution for the rights and benefits provided to Employee under the Original Agreement, and Employee shall no longer have any rights or claims to the rights and benefits provided for in the Original Agreement. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     12. Governing Law and Resolution of Disputes. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of law principles thereof. In the event of any dispute, difference or question arising between the Company and Employee in connection with this Agreement or the discussion, negotiation, drafting or making hereof, or any clause or the construction thereof, or the rights, duties or liabilities of either party, then, and in every such case, unless the parties agree on the appointment of a single arbitrator, the matter of difference shall be referred to one arbitrator appointed by the American Arbitration Association, and the arbitration of such dispute shall be administered in accordance with the employment rules of the American Arbitration Association. The arbitrator shall determine the place or places in Harris County, Texas, where meetings are to be held. The arbitrator must base his or her decision, with respect to the difference before him or her, on the contents of this Agreement and the relevant facts, and the decision of the arbitrator shall be binding on both parties. Nothing herein is or shall be deemed to preclude the Company’s resort to injunctive relief implemented by the arbitrators pursuant to this Section 12.
     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.
[Signature Page Follows]

COMPANY: CARDTRONICS, INC.
By:	/s/ FRED LUMMIS
Fred Lummis, Chairman

EMPLOYEE: /s/ JACK M. ANTONINI Jack M. Antonini

Notice Information:	Mr. Jack M. Antonini 22107 Laurel Terrace Ct. Katy, Texas 77450
SPOUSAL CONSENT
     Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests she may now or hereafter own, and agrees that the termination of her and Employee’s marital relationship for any reason shall not have the effect of removing any Restricted Shares otherwise subject to this Agreement from coverage hereunder and that her awareness, understanding, consent and agreement are evidenced by her signature below.

Employee’s Spouse SUSAN M. ANTONINI Susan M. Antonini